UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2007

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Principal Officers; Election of Directors;
		Appointment of Principal Officers.

	(d)

On July 31, 2007 Christopher T. Hjelm was elected to RehabCare Group, Inc.’s Board of Directors. Mr. Hjelm, who is a Senior Vice President and Chief Information Officer of The Kroger Co., will serve as a member of the Board’s Audit Committee. Mr. Hjelm will receive an annual compensation package comparable with other directors of the Company pro rated to the date he was elected to the Board. The pro rated compensation package includes a July 31, 2007 grant of 2,500 shares of restricted stock, which will vest 50% on October 15, 2007 and 50% on January 16, 2008, and a cash retainer of $20,000.

Item	9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	99.1	Press release issued July 31, 2007 announcing the election of Christopher T. Hjelm as a new member of the Board of Directors of RehabCare Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2007

REHABCARE GROUP, INC.

By: /s/	Jay W. Shreiner
Jay W. Shreiner
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued July 31, 2007 announcing the election of Christopher T. Hjelm as a new member of the Board of Directors of RehabCare Group, Inc.

Exhibit 99.1

CONTACT: RehabCare Group, Inc.

Financial: Jay Shreiner, Senior Vice President, Chief Financial Officer;

Betty Cammarata, Director, Investor Relations

Press: David J. Totaro, Senior Vice President, Corporate Marketing and Communications

(314) 863-7422

FOR IMMEDIATE RELEASE

July 31, 2007

REHABCARE ELECTS CHRISTOPHER HJELM TO BOARD OF DIRECTORS

CIO of The Kroger Company Brings Over 20 Years of IT Leadership

ST. LOUIS, MO, July 31, 2007—RehabCare Group, Inc. (NYSE: RHB) today announced that Christopher T. Hjelm has been elected to its Board of Directors. The current Chief Information Officer (CIO) for The Kroger Company, one of the nation’s largest retail grocery chains, Mr. Hjelm has more than 20 years of information technology (IT) leadership and strategic planning experience.

“IT is a critical driver for many of our short- and long-range operational goals,” said John H. Short, Ph.D., RehabCare President and Chief Executive Officer. “To realize our vision of creating a post-acute continuum of care requires us to fully integrate our IT platforms across our various clinical settings, while continuing to pursue the latest innovations in point-of-service technology and patient tracking. Chris’s talent for building and leading high-performance technology infrastructures on a large scale will be a tremendous asset as we implement these objectives.” Dr. Short said Mr. Hjelm has been appointed to the Board’s Audit Committee.

Prior to The Kroger Company, Mr. Hjelm held executive-level technology responsibilities for Cendant Corporation’s Travel Distribution division, Ebay, Inc. and the Federal Express Corporation. In his 14 years at Federal Express, Mr. Hjelm’s accomplishments included leading the reengineering of the company’s billing process and systems, standardizing and expanding its global technology services and products, and leading a worldwide organization of over 4,000 technology and service professionals. Also while with Federal Express, he was named one of the 100 Leaders for the Next Millennium by CIO Magazine in 1999.

Mr. Hjelm holds an Honorary Ph.D. in Computer Science from Colorado Technical University and a Bachelor’s degree in Computer Information Systems from Colorado State University.

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REHABCARE ELECTS CHRISTOPHER HJELM TO BOARD OF DIRECTORS              Page 2

“I’m both excited by a relationship with an enterprising industry leader such as RehabCare, as well as the opportunity to serve on a diverse and accomplished Board of Directors,” said Mr. Hjelm.

Celebrating its 25th anniversary, RehabCare (www.rehabcare.com) is a leading national provider of physical rehabilitation services in conjunction with more than 1,300 hospitals and skilled nursing facilities (SNFs) in 43 states, the District of Columbia and Puerto Rico. The company also owns and operates freestanding rehabilitation and long-term acute care hospitals across the country.

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